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                                                                    EXHIBIT 10.2

[BOLDER TECH LETTERHEAD]


                              SANDRA D. SCHREIBER
                           Y2000 TRANSITION AGREEMENT

o    Schreiber remains a full time employee through the end of April.

o    Becomes a part time employee from May through August 2000.

o    Will work and be paid for a minimum of
     o    10 days in May, June and July
     o    5 days per month in August

o    Will be guaranteed 5 days payment in September.

o Pay for days worked as a part time employee will be at a rate of $850 per day.

o    May work additional days at the request of Roger Warren.

o Will be paid for accrued vacation and personal time off as of the end of full time employment.

o BOLDER will provide and cover cost of existing benefits package through December 31, 2000.

o    Stock options:
     o    All stock options vest at their current rate through August 2000.

o After August, Schreiber will receive $125.00 per working hour -- maximum of $1000 per working day, on an "as needed" basis at the request of Roger Warren. Schreiber will make reasonable effort to accommodate requests for such work. Appropriate out-of-pocket expenses will be paid for or reimbursed by Bolder. Bolder will indemnify, defend and otherwise hold harmless Schreiber for all work performed.

o Rick Weitzel will be appointed to Vice President effective March 1, and will assume all of Schreiber's existing direct report responsibilities. Weitzel will report directly to Warren.


                                                                    CONFIDENTIAL

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o    For the period March 1 - August 31, Sandra Schreiber and Roger Warren will agree on projects to be completed during that timeframe. Schreiber is eligible to receive payment for any M.B.O. achievement through August 31, as part of the 2000 Officer's Incentive Program. Should the objectives be changed, they become payable to Schreiber as if achieved.

o Schreiber will be allowed to exercise vested stock options through January 31, 2001.

o    Either party with 30 days notice may terminate this agreement.

o If this agreement is terminated by Bolder, Schreiber will be paid for March, April and the difference between 5 months current salary and payments made after April 30.

o If terminated by Schreiber, she must exercise options within 90 days of termination.

                                        /s/ Sandra D. Schreiber
                                        ----------------------------------------
                                        Sandra D. Schreiber
                                        SVP, Systems and Supply Chain

February 22, 2000                       /s/ Roger F. Warren
-----------------                       ----------------------------------------
Date:                                   Roger F. Warren
                                        Chairman, President and CEO



                                                                    CONFIDENTIAL